Exhibit 99.1

ONE LIBERTY PROPERTIES, INC. REPORTS FIRST QUARTER 2011 RESULTS

~ Rental Income Increased 13.5% Over the First Quarter 2010 ~

~ FFO Increased To $5.2 Million in First Quarter 2011 ~

GREAT NECK, New York, May 9, 2011 — One Liberty Properties, Inc. (NYSE: OLP), an owner of a geographically diversified portfolio of retail, industrial, office and other properties primarily under long term leases in the United States, today announced operating results for the  quarter ended March 31, 2011.

Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty stated, “Our first quarter results represent year-over-year growth in rental income and cash flow.  We also successfully completed a capital raise and secured a larger line of credit, both of which provided the Company with approximately $56 million of capacity to fund additional acquisitions from our pipeline of opportunities.”

Operating Results:

Rental income for first quarter of 2011 increased 13.5% to $11.33 million compared to $9.98 million for the first quarter of 2010.  Total operating expenses for the first quarter of 2011 increased 7.1% to $4.68 million from $4.37 million for the first quarter in the prior year. Both increases are primarily attributable to properties acquired during 2010.

Income from continuing operations in the first quarter of 2011 was $2.7 million or $0.21 per diluted share compared to $2.4 million or $0.21 per diluted share in the first quarter of 2010. The per share impact to 2011 results is mainly related to the issuance of 2.7 million shares in February 2011.

The Company generated an 11.7% improvement in quarter over quarter Funds from Operations (“FFO”) to $5.2 million.  For the quarter ended March 31, 2011 the Company’s per diluted share FFO was $0.39 compared to $0.41 per diluted share in the corresponding period of the prior year. The primary cause for the per share decline is the addition of the shares issued in February 2011.  A reconciliation of GAAP amounts to non-GAAP amounts is presented with the financial information included later in this release.

Acquisitions:

During the first quarter of 2011, the Company acquired one retail property in Illinois for $2.3 million.
In addition, a joint venture in which the Company has a 50% equity interest acquired a property in Georgia, with three retail tenants, for $3.2 million.  This property is adjacent to other properties owned by the Company and its joint venture partner.

Balance Sheet:

The Company at March 31, 2011 had $11.7 million of cash and cash equivalents, total assets of $451.6 million, total debt of $216.4 million (including $10 million outstanding on its credit line) and stockholders’ equity of $218.9 million.

During the quarter, as previously disclosed, One Liberty amended its credit line increasing the borrowing capacity by $15 million to $55 million and completed the issuance of 2.7 million shares of common stock for net proceeds of approximately $40.6 million

Non-GAAP Financial Measures:
One Liberty believes that Funds from Operations (“FFO”) is a widely recognized and appropriate measure of the performance of an equity REIT. One Liberty presents FFO because it considers FFO to be an important supplemental measure of its operating performance and is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs.  FFO is intended to exclude generally accepted accounting principles (“GAAP”) historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

One Liberty has determined FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). FFO is defined by NAREIT as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity. Management believes this is appropriate and relevant to securities analysts, investors and other interested parties and may not be comparable to similarly titled measures as reported by others.

Forward Looking Statement:
Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and in particular “Item 1A. Risk Factors” included therein. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated under the laws of Maryland in 1982. The primary business of the Company is to acquire, own and manage a geographically diversified portfolio of retail, industrial, office and other properties under long term leases. Nearly all of our leases are “net leases”, under which the tenant is responsible for real estate taxes, insurance and ordinary maintenance and repairs.

Contact:
One Liberty Properties
Investor Relations
Phone: (516) 466-3100
www.onelibertyproperties.com

	ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
	(Amounts in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Rental income, net - Note 1	$11,325	$9,979

Operating expenses:
Depreciation and amortization	2,367	2,110
General and administrative	1,750	1,653
Real estate acquisition costs	27	346
Real estate expenses	461	181
Leasehold rent	77	77
Total operating expenses	4,682	4,367

Operating income	6,643	5,612

Other income and expenses:
Equity in earnings of unconsolidated joint ventures	31	124
Interest and other income	12	51
Interest:
Expense	(3,641)	(3,279)
Amortization of deferred financing costs	(313)	(141)

Income from continuing operations	2,732	2,367

Income from discontinued operations - Note 2	-	54

Net income	$2,732	$2,421

Net income per common share - diluted:
Income from continuing operations	$0.21	$0.21
Income from discontinued operations	-	-
Net income per common share - diluted	$0.21	$0.21

Funds from operations - Note 3	$5,178	$4,636

Funds from operations per common share-diluted - Note 4	$0.39	$0.41

Weighted average number of common shares outstanding:
Basic	13,117	11,395
Diluted	13,117	11,453

Note 1 - Rental income includes straight line rent accruals and amortization of lease intangibles of $306 and $433 for the three months ended March 31, 2011 and 2010, respectively.

Note 2 - Income from discontinued operations includes straight line rent accruals and amortization of lease intangibles of $0 and $1 for the three months ended March 31, 2011 and 2010, respectively.

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP) (Amounts in Thousands, Except Per Share Data)
	Three Months Ended March 31,
	2011	2010
Note 3 - Funds from operations is summarized in the following table:
Net income	$2,732	$2,421
Add: depreciation of properties	2,349	2,126
Add: our share of depreciation in unconsolidated joint ventures	79	80
Add: amortization of capitalized leasing expenses	18	9
Funds from operations	$5,178	$4,636
Note 4 - Funds from operations per common share is summarized in the following table:
Net income	$0.21	$0.21
Add: depreciation of properties	0.18	0.19
Add: our share of depreciation in unconsolidated joint ventures	-	0.01
Add: amortization of capitalized leasing expenses	-	-
Funds from operations per common share-diluted	$0.39	$0.41

ONE LIBERTY PROPERTIES, INC. CONDENSED BALANCE SHEETS (Amounts in Thousands)

	March 31, 2011	December 31, 2010
ASSETS
Real estate investments, net	$405,480	$401,633
Investment in unconsolidated joint ventures	5,352	4,777
Cash and cash equivalents	11,724	7,732
Available for sale securities	367	422
Unbilled rent receivable	11,589	11,250
Unamortized intangible lease assets	11,653	11,594
Other assets	5,455	7,215
Total assets	$451,620	$444,623
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable	$206,447	$215,308
Line of credit	10,000	36,200
Unamortized intangible lease liabilities	6,907	4,982
Other liabilities	9,374	8,950
Total liabilities	232,728	265,440
Stockholders' equity	218,892	179,183
Total liabilities and stockholders' equity	$451,620	$444,623